                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

                                     DIRECT
                                     ------

NAME                                                      STATE OF INCORPORATION
----                                                      ----------------------

Advanced TelCom Group, Inc.                                      Delaware

                                    INDIRECT
                                    --------

NAME                                                      STATE OF INCORPORATION
----                                                      ----------------------
Shared Communications Services, Inc.                             Oregon
NewComm Net, Inc.                                                 Delaware
Advanced TelCom Group of Virginia, Incorporated                  Virginia
NCN Virginia Corporation                                         Virginia
NCN Midlantic Corp.                                              Delaware












     Each of the above corporations conducts business under the names provided.